UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 3, 2018

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33389	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 E. HAMILTON AVENUE, SUITE 550

CAMPBELL, CA 95008

(Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 3, 2018, VIVUS, Inc., or the Company, received a letter from The Nasdaq Stock Market LLC, or Nasdaq, indicating that the Company did not regain compliance with the $1.00 per share bid price requirement for continued listing, as set forth in Nasdaq Listing Rule 5450(a)(1), by the previously established deadline of April 2, 2018. As a result, the Company’s common stock would be subject to delisting unless the Company timely requests a hearing before a Nasdaq Hearings Panel. The Company also did not meet the continued listing requirement of maintaining a minimum stockholders’ equity of $10 million, as set forth in Nasdaq Listing Rule 5450(b)(1). Accordingly, the Company plans to request a hearing before the Nasdaq Hearings Panel in a timely manner and to present at the hearing its plan to regain compliance with the listing requirements, which may include effecting a reverse stock split, if necessary to regain compliance. The request for a hearing will stay any suspension or delisting action pending the issuance of the decision of the Nasdaq Hearings Panel following the hearing and the expiration of any additional extension granted by the Nasdaq Hearings Panel. In that regard, the Nasdaq Hearings Panel has the authority to grant the Company up to an additional 180 calendar days, as measured from April 3, 2018, in which to regain compliance.

As previously disclosed, on October 4, 2017, the Company received a letter from Nasdaq indicating that, based upon the closing bid price of the Company’s common stock for the last 30 consecutive business days, the Company no longer met the continued listing requirement of maintaining a minimum bid price of $1.00 per share, as set forth in Nasdaq Listing Rule 5450(a)(1). As provided in the Nasdaq Listing Rules, the Company was granted 180 calendar days, or until April 2, 2018, to regain compliance with the continued listing requirement. In order to regain compliance, the closing bid price of the Company’s common stock on The Nasdaq Global Select Market must be at least $1 per share for a minimum of ten consecutive business days.

Certain statements in this Current Report on Form 8-K are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “opportunity” and “should,” among others. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. The Company does not undertake an obligation to update or revise any forward-looking statements. Investors should read the risk factors set forth in the Company’s Form 10-K for the year ended December 31, 2017, and periodic reports filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, INC.

/s/ John L. Slebir
John L. Slebir
Senior Vice President, Business Development and General Counsel
Date: April 5, 2018